Exhibit 99.6

Fact Sheet

Umpqua Bank and North Bay Bancorp

Number of employees in new organization: More than 2,000

Total number of stores in new organization: 144

Total number of ATM locations in new organization: 161

Total combined assets: Approximately $8 billion

Total combined deposits: Approximately $6.1 billion

President and CEO of Umpqua Holdings Corporation: Ray Davis

President of Umpqua Bank California: Bill Fike

Headquarters of Umpqua Holdings Corporation: Portland, Ore.

Headquarters of Umpqua Bank: Roseburg, Ore.

Headquarters of Umpqua Bank California: Sacramento, Calif.

Stock Market: Shares of Umpqua Holdings Corporation trade on the NASDAQ exchange under the symbol UMPQ

Merger Close Date: Second quarter of 2007.